Exhibit 10.2

August 2, 2012

BY E-MAIL and CERTIFIED MAIL

Database Integrations, Inc.

6770 Jamestown Dr

Alpharetta, GA 30005

Attention: Jackie Littlefield

Tel: 678-829-1352

Dear Jackie and Steven:

Re: Notice of Termination of Master Clinical Research Service Agreement between Adherex Technologies Inc. and Database Integrations, Inc. effective as of December 10, 2010 (the “Agreement”)

Adherex Technologies Inc. (“Adherex”) is hereby notifying Database Integrations, Inc. (“DBI”) that Adherex is exercising its right pursuant to Section 4(b) to terminate the Agreement (and all Project Agreements under the Agreement) without cause to be effective thirty days hence.

Please note, however, that this termination is without prejudice to all rights and remedies that Adherex has under the Agreement or at law for any breach of the Agreement by DBI. Adherex expressly reserves all such rights and remedies.

Sincerely,

ADHEREX TECHONOLGIES INC.

Robert Andrade
CFO

PO Box 13628, 68 TW Alexander Drive Research Triangle park, North Carolina 27709

Tel: (919) 636-4530 Fax: (919) 890-0490 www.adherex.com